UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): December 5, 2005



                         Fisher-Watt Gold Company, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     Nevada                           0-22515                    88-0227654
-----------------                  ------------              -------------------
(State or other                    (Commission                 (IRS Employer
jurisdiction                       File Number)               Identification #)
of incorporation)


                                 2582 Taft Court
                               Lakewood, CO 80215
                     ---------------------------------------
                     (Address of Principal Executive Office)


                                 (303) 232-0292
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      N/A
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a material Definitive Agreement
---------    ------------------------------------------

A.      The Nexvu Agreement

On June 1, 2005, Fischer-Watt Gold Company, Inc. (the "Company") entered into a Letter of Agreement with Nexvu Capital Corp., a private corporation based in Vancouver, BC, Canada ("Nexvu), for the development of the La Balsa copper project in Michoacan, Mexico (please see the Press Release of June 1, 2005 filed as Exhibit 99.1 to the Company's Form 8-K filed on June 7, 2005 for details).

On December 5, 2005, the Company entered into a new Letter of Agreement (the "Agreement") whereby Nexvu will purchase the Company's entire interest in Minera Montoro for $2,235,000. The Company holds a 65% equity interest in Minera Montoro that in turn has 100% ownership of the La Balsa property. The Agreement calls for staged payments to the Company in the following amounts, on or before:

     January 15, 2006  -  $50,000
     April 30, 2006 - $695,000 to earn 20% interest October 31, 2006 -
     $745,000 to earn a further 20% interest April 30, 2007 - $745,000 to earn the remaining 25% interest

Nexvu will also provide the Company with a 1% Net Smelter Return royalty on the porphyry portion of the property subject to the right of Nexvu to purchase half of this royalty for $1 million. Alternatively, if the property is not in production within 7 years then Nexvu will, at the Company's option, purchase half the royalty.

The Agreement is subject to legal and financial due diligence by Nexvu and the entering into a formal agreement. If any of the conditions of this Agreement are not satisfied then the relationship between Nexvu and the Company as governed by the earlier Agreement shall remain in effect. The Company's representative on the Board of Minera Montoro will be replaced by a Nexvu nominee.

All costs of maintaining Minera Montoro and advancing La Balsa through exploration, development and into production will be borne by Nexvu.





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


B.      The Astra Ventures Agreement

Over the past several years, The Astra Ventures, Inc. ("Astra"), a private company controlled by Mr. James M. Seed, a director and 27.8% shareholder of the Company, has advanced funds to Astra totaling $864,028. These funds were used by the Company to advance the its mining and exploration projects as well as for corporate general and administrative purposes. A large portion of these funds was expended on the La Balsa project.

The terms of the funding were that the funds were to be repaid with 5% interest and that Astra would earn a 1% interest from the Company's interest in La Balsa for each $40,000 that Astra loaned the Company. As a result, Astra currently owns a 21.6% interest in the La Balsa project.

In return for Astra relinquishing this interest back to the Company, on December 5, 2005, the Company agreed in principle to repay Astra the $864,028 in 3 payments of approximately $288,000 each on dates corresponding with the payments by Nexvu as outlined above.

Additionally, in lieu of any interest and lost business opportunity, Astra will receive stock options in the Company as follows:

Series 1 options: 4 million shares exercisable at $0.30 per share for 5 years. Series 2 options: 4 million shares exercisable at $0.40 per share for 7 years. Series 3 options: 2 million shares exercisable at $0.60 per share for 10 years.

The Board of Directors of the Company approved the agreement in principle on December 5, 2005. No definitive agreement has yet been entered into between the Company and Astra.

Item 7.01    Regulation FD Disclosure.
---------    -------------------------

On December 7, 2005, the Company issued a news release titled "Fisher-Watt Sells its Mexican Assets for $2.2 Million." The full text of the news release is included as an exhibit to this Report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
---------    ---------------------------------

     (c) Exhibits.

         Exhibit Number    Description
         --------------    -----------

              10.1 Letter Agreement, dated December 5, 2005, between Nexvu Capital Corp., Fisher-Watt Gold Company, Inc. and Minera Montoro, S.A. de C.V.

              99.1         News Release dated December 7, 2005


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




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FISHER-WATT GOLD COMPANY, INC.


                                      By: /s/ Peter Bojtos
                                          --------------------------------------
                                          Peter Bojtos, Chief Executive Officer


December 6, 2005




























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


                                  EXHIBIT INDEX



Exhibit Number       Description
--------------       -----------


     10.1 Letter Agreement, dated December 5, 2005, between Nexvu Capital Corp., Fisher-Watt Gold Company, Inc. and Minera Montoro, S.A. de C.V.

     99.1         News Release dated December 6, 2005






































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